UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2006

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 629-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2006, pursuant to authority set forth in the respective plans, Mr. Jerry Howard, Senior Vice President of Corporate Affairs, executed (i) First Amendments (the "MPC Amendments") to the Marathon Petroleum Company LLC Deferred Compensation Plan and the Marathon Petroleum Company LLC Excess Benefit Plan, and (ii) Second Amendments ("MOC Amendments") to the Marathon Oil Company Deferred Compensation Plan and the Marathon Oil Company Excess Benefit Plan.

Eligibility provisions have been revised in both the MOC and MPC Amendments. Both the MOC and MPC Deferred Compensation Plans have been revised to reflect the increase in qualified Thrift Plan matching contributions from 6% to 7%.

The full text of the Amendments are attached hereto as Exhibits 10.1 through 10.4. The preceding summary is qualified in entirety to, and should be read in conjunction with, such exhibits.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 First Amendment to the Marathon Petroleum Company LLC Excess Benefit Plan, effective October 1, 2006.

10.2 First Amendment to the Marathon Petroleum Company LLC Deferred Compensation Plan, effective October 1, 2006.

10.3 Second Amendment to the Marathon Oil Company Excess Benefit Plan, effective October 1, 2006.

10.4 Second Amendment to the Marathon Oil Company Deferred Compensation Plan, effective October 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

October 10, 2006	By:	Michael K. Stewart

Name: Michael K. Stewart
Title: Vice President, Accounting and Controller

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to the Marathon Petroleum Company LLC Excess Benefit Plan, effective October 1, 2006.
10.2	First Amendment to the Marathon Petroleum Company LLC Deferred Compensation Plan, effective October 1, 2006.
10.3	Second Amendment to the Marathon Oil Company Excess Benefit Plan, effective October 1, 2006.
10.4	Second Amendment to the Marathon Oil Company Deferred Compensation Plan, effective October 1, 2006.